REAL ESTATE PURCHASE AGREEMENT

     THIS AGREEMENT made this 14th day of July, 1997, between Colorado Springs Assisted Living, L.L.C., a Kansas Limited Liability Company ("Seller"), and Sterling House Corporation ("Purchaser").

     1. Sale and Purchase. For and in consideration of the mutual covenants contained herein, Seller agrees to sell and convey to Purchaser or its assigns the following described Land, Improvements, Personal Property, and Intangibles (collectively, the "Project") consisting of the following:

     1.1 Land.  Three parcels described as follows:

     A. Broadmoor Assisted Living Facility ("Broadmoor I")

        615 Southpointe Court
        (Street)

        Colorado Springs, CO 80918
        (City, State, Zip)
        legally described on Exhibit A attached hereto;

     B. Vacant land ("Broadmoor II")

        625 Southpointe Court
        (Street)

        Colorado Springs, CO 80918
        (City, State, Zip)
        legally described on Exhibit B attached hereto;

and

     C. Briargate Assisted Living Facility ("Briargate")

        7560 Lexington Drive
        (Street)

        Colorado Springs, CO 80920
        (City, State, Zip)
        legally described on Exhibit C attached hereto.

     1.2 Improvements. All buildings, improvements, and fixtures located on the land.

     1.3 Tangible Personal Property. All tangible personal property used in the ownership, operation or maintenance of the aforesaid land or improvements, including without implied limitation, all furniture, furnishings, maintenance equipment, signs, draperies, and carpeting.

     1.4 Intangible Property. All intangible property used in the ownership, operation or maintenance of the Project, including all contract rights, instruments, documents of title, transferable

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licenses, and goodwill pertaining to the ownership, operation or management of the Project, EXCLUDING cash in bank accounts determined as of Closing Date.


     2. Purchase Price. The total consideration to be paid to Seller by Purchaser for the Project (the "Purchase Price") is Six Million Six Hundred Thousand Dollars ($6,600,000.00).

     3. Payment of Purchase Price.

     3.1 Effective Date. The Effective Date shall be the date on which the Purchaser has received an original counterpart of the Agreement, fully executed by Purchaser and Seller.

     3.2 Earnest Money Deposit.  Promptly after the Effective Date,
Purchaser shall deposit with Security Abstract and Title Company, Inc., as Agent (the "Title Company"), the sum of One Hundred Thousand Dollars ($100,000.00). Said deposit, and any interest earned thereon, shall together be referred to as the "Earnest Money Deposit." Upon the consummation of this transaction (the "Closing"), the Earnest Money Deposit shall be applied to the Purchase Price.

     3.3 Balance of Purchase Price.  The balance of the Purchase
Price, adjusted by any prorations or expenses required herein, shall be paid to Seller at Closing by certified or other immediately available funds.


     4. Title Commitment. Seller shall furnish to Purchaser the Title Company's commitment (the "Commitment") to insure title to the Land. The Commitment shall commit to issue an ALTA Owners Policy covering the Land in an amount equal to the Purchase Price (the "Title Policy"). Legible copies of all instruments referred to in the Commitment shall be furnished to Purchaser.


     5. Permitted Exceptions. At the Closing, the Title Policy shall contain only such exceptions as approved by Purchaser.


     6. Review of Commitment and Survey. Purchaser may obtain a survey of the Project, at Purchaser's expense. The survey shall be acceptable to Purchaser. Purchaser shall have thirty (30) days after receipt of the Survey and the final Commitment (and copies of documents referred to in the Commitment), to review the same and to deliver Purchaser's written objections to the Survey or to any exception or exclusion shown in the Commitment and not permitted under Paragraph 5 hereof.


     7. Seller's Obligation of Cure. Seller shall have thirty (30) days from receipt of Purchaser's objections to remove all said defects in the Commitment and the Survey, or to provide assurances acceptable to Purchaser that the same will be removed on, at or before Closing. Should Seller be


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unable to cure (or provide assurances acceptable to Purchaser with respect to cure) any and all such defects or objections within the thirty (30) day period, the Purchaser may, at Purchaser's option, (i) extend the period for cure for an additional thirty (30) days, thereby providing Seller additional time within which to cure all such defects or objections, at Seller's expense,
(ii) elect to terminate this Agreement and obtain the return of the Earnest Money Deposit, (iii) waive its objections and proceed to Closing; or (iv) seek specific performance of Seller's obligation to cure.


     8. Closing. Consummation of this sale shall occur not later than August 31, 1997. The Closing will take place at the offices of the Title Company, at such date and time as shall be mutually agreed between the parties.

     9. Seller's Deliveries at the Closing. On date of Closing, Seller shall deliver or cause to be delivered to Purchaser or its assigns, the following:

     9.1 General Warranty Deeds.  General Warranty Deeds, executed by
Seller conveying marketable title to the Land described in Section 1.1 and the Improvements described in Section 1.2 to Purchaser or assigns.

     9.2 Bill of Sale. A Bill of Sale conveying marketable title to the personal property described in Section 1.3 to Purchaser or assigns.

     9.3 Title Insurance. The Title Policy or a binding commitment to insure, updated to date of closing.

     9.4 Documents for Title Purposes. Documents evidencing the legal status, standing, and authority of Seller, together with such other documents, including standard Seller's affidavits, that may be required by Title Company for completion of the Closing or issuance of the Title Policy.

     9.5 Contracts and Keys. The originals of all contracts and Leases affecting the Project, all combinations and keys to locks and other security devices located on the Project and all other items reasonably requested by the Purchaser relating to the Project to the extent that the foregoing items are in the possession of Seller.

     9.6 Additional Documents. Such additional documents reasonably requested by Purchaser to consummate the sale of the Project.

     9.7 Accounting of Deposits. A complete and accurate accounting of all deposits transferred to Purchaser including the amount of each deposit and the name and address of each depositor.


     10. Purchaser's Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, the following:

     10.1 Purchase Price. The Purchase Price in certified or immediately available funds.

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     10.2 Documents for Title Purposes.  Such documents evidencing the legal status, standing, and authority of Purchaser and standard Purchaser's affidavits as may be required by the Title Company for issuance of the Title Policy.

     10.3 Additional Documents. Such additional documents reasonably requested by Seller to consummate the sale of the Project to the Purchaser.


     11. Possession. Possession of the Project will be delivered by Seller on or before the close of business on the Closing Date, subject to all parties claiming rights to possession pursuant to written or oral lease agreements in place on date of Closing, provided, however, that no such written or oral lease shall be for a term in excess of one (1) year. Effective on the delivery of the deeds conveying title to the Project by Seller to Purchaser, beneficial ownership and the risk of loss of the Project will pass from Seller to Purchaser.

     12. Project Management: Employees. On the Closing Date the Seller will deliver evidence reasonably satisfactory to the Purchaser that the Manager and all Leasing Agents employed by the Seller with respect to the Project have been paid all compensation due for services rendered and that all agreements with respect to management and leasing of the Project have been terminated and Seller will indemnify Purchaser and hold Purchaser harmless from same.


     13. Costs. The Seller will pay the following Closing costs: the Seller's attorney fees; one-half of the premium for the Owner's title insurance policy; and one-half of any closing fee. The Purchaser will pay the following Closing costs: Purchaser's attorney fees, one-half of the costs relating to the issuance of the Owner's title insurance policy; the costs of recording all documents; one-half of any closing fee; and all sales and transfer taxes imposed by the jurisdiction in which the Project is located, if any.


     14. Review Period. Purchaser and its assigns shall have thirty (30) days (the "Review Period") from the Effective Date in which to conduct a due diligence review of the Project. The scope of the review may include: business, accounting, financial, legal, and tax aspects of the business of the Project; the physical condition of the Improvements and Tangible Personal Property; the nature and extent of the Intangible Property; environmental aspects of the Land and groundwater; and any other matter reasonably related to the assets to be conveyed pursuant to this Agreement or to the business purpose for those assets. The review may include but is not limited to: financial and accounting review; review of leases, contracts, and other legal documents; review of survey to be provided to Purchaser by Seller; environmental assessments; and structural and other physical inspections of the Improvements.

     Seller will cooperate fully with Purchaser. Seller will grant Purchaser and its assigns and those chosen by Purchaser and its assigns prompt access to

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all parts of the Project and to all records pertaining to the Project and the business of the Project. Purchaser and those chosen by Purchaser may photocopy any such records and retain the photocopies.

     Subject to the provisions of paragraph twenty-one (21) of this Agreement, Purchaser shall pay the cost of the review to be conducted pursuant to this paragraph. Purchaser shall indemnify and hold Seller harmless from any claim allegedly arising from Purchaser or those chosen by Purchaser being at the Project to conduct inspections. Purchaser shall repair any physical damage caused by such inspections.

     In the event that any material results of Purchaser's review are unsatisfactory to Purchaser, Purchaser may terminate this Agreement by written notice to Seller, indicating which aspects Purchaser considers unsatisfactory. Upon delivery of such written notice to Seller, this Agreement shall terminate automatically, the Earnest Money Deposit shall be returned to Purchaser, and thereafter the parties will have no further rights or duties to each other under this Agreement.

     15. Adjustments: Prorations. All receipts and disbursements of the Project will be prorated on the Closing Date as of 12:00 midnight on the day preceding the Closing Date and the purchase price will be adjusted on the following basis:

     15.1 Disbursements. All sums due for accounts payable and other obligations which were owing or incurred by the Seller in connection with the Project prior to the Closing Date will be paid by the Seller and the Seller agrees to defend, indemnify, and hold the Purchaser harmless with respect thereto. The Purchaser will furnish to the Seller for payment any bills for such period received after the Closing Date and the Purchaser will have no further obligation with respect thereto.

     15.2 Property Taxes. All real and personal property ad valorem taxes and installments of special assessments, if any, for the calendar years preceding the year in which the Closing Date occurs will be paid by the Seller. All real and personal ad valorem taxes and special assessments, if any, whether payable in installments or not, for the calendar year in which the Closing Date occurs will be prorated to the Closing Date, based on the latest available tax rate and assessed valuation.

     15.3 Rents and Other Income. All rents and other revenue and income shall be prorated to the Closing Date. All deposits shall be transferred to Purchaser at Closing.

     15.4 Utility Charges. All utility charges will be prorated to the Closing Date and the Seller will obtain a final billing therefor. All utility security deposits, if any, will be retained by Seller.

     15.5 Project Employees. To the extent the Purchaser elects to employ any personnel of the Seller engaged in the operation of the Project subsequent to the Closing Date, all compensation payable, if any, to such employees (including the cost of fringe benefits and accrued vacation pay) which accrued prior to the Closing Date will be paid by the Seller. All

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compensation payable to such employees which accrues subsequent to the Closing
Date will be paid by the Purchaser.


     16. Covenant to Operate. Prior to the Closing Date the Seller agrees to maintain, repair, manage, and operate the Project in a businesslike manner in accordance with the Seller's prior practices and agrees that the Seller will not remove any property therefrom or act or omit to act in such a way as to cause an adverse financial effect on the Project.


     17. Other Actions. The Purchaser and Seller agree to perform or cause to be performed the following:

     17.1 Cooperation. After the Closing Date, the Seller will assist the Purchaser in an orderly transfer of the Project so that the change of ownership can be accomplished with minimum interference to the efficient operation of the Project. The Seller will, on the request of the Purchaser, provide such information with respect to the Project as reasonably requested by Purchaser.

     17.2 Purchaser's Indemnification. After the Closing Date, the Purchaser agrees to defend, indemnify, and hold the Seller harmless from all damages, liabilities, costs, and expenses (including attorneys' fees and other litigation expenses) arising from: (i) accounts payable and other claims relating to the Project which are incurred and which accrued after the Closing Date or which are specifically assumed by the Purchaser, (ii) claims by former employees of the Seller whose employment is continued by the Purchaser to the extent that such claims arise from occurrences taking place after the Closing Date.


     18. Damage or Destruction. In the event any portion of the Project is damaged or destroyed at any time prior to Closing, Seller shall give Purchaser prompt notice thereof and, unless Seller shall fully repair and restore same prior to Closing or unless the parties shall otherwise agree, Purchaser shall have the option to terminate this Agreement and receive a full refund of the Earnest Money Deposit.


     19. Condemnation. In the event any part of the Project is condemned or threatened with condemnation at any time prior to Closing, Seller shall give Purchaser prompt notice thereof and Purchaser shall have the option to terminate this Agreement and receive a full refund of the Earnest Money Deposit.


     20. Representations, Warranties, and Covenants of Seller. Seller hereby represents, warrants, and covenants to Purchaser as follows, which representations and warranties shall survive the Closing:

   (a) There is no litigation pending or, after due and diligent inquiry, to the best of Seller's knowledge, threatened, against Seller, or any

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basis therefor, that arises out of the ownership of the Project or that might detrimentally affect the use or operation of the Project for its intended purpose or the value of the Project or adversely affect the ability of Seller to perform its obligations under this Agreement.

   (b) To provide Purchaser with true and accurate copies of all Leases currently in effect, together with all correspondence, etc., relating thereto, within ten (10) days following the execution hereof by both parties. Such Leases are not in default except as noted in writing to Purchaser at the time of the delivery of the Leases to Purchaser.

   (C) To the best of Seller's knowledge, there is no hazardous substance or material in, on or under the Project.

   (d) As of the date hereof and at the time of Closing, there shall be no outstanding contracts made by Seller for any improvements made to the Project for which full payment has not been made, and Seller shall cause to be discharged all mechanics' or materialmans' liens arising from any labor or materials furnished to the Project prior to the time of Closing.

   (e) All records and information furnished to Purchaser by Seller or Seller's agents are true, correct, and complete.


     21. Conditions Precedent. The Parties' respective obligations to purchase and sell the Project and to perform the other covenants and obligations to be performed by them hereunder shall be subject to the following conditions (which may be waived, in whole or in part, by the Party in whose favor):

   (a) The representations and warranties made by the Seller shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made on and as of such date, and Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed and complied with by Seller on or before the Closing.

   (b) Seller shall have furnished to Purchaser, on or before Closing, an undertaking pursuant to which Seller indemnifies and holds Purchaser harmless from any claims of any nature by any tenant, to the extent such claims relate or pertain to any period prior to closing.

   (c) Should any analysis or test borings or studies obtained by Purchaser concerning the environmental conditions of the Project disclose the existence or possibility of the existence of hazardous wastes, toxic substances, contamination, pollution, or noncompliance with any federal, state or local law, rule, regulation, order or decree pertaining to the environment, Purchaser shall have the right to terminate this Agreement upon written notice given to the Seller. Purchaser shall provide Seller a copy of any such analyses, borings, studies, and test results if Seller so requests.

     In the event Purchaser terminates this Agreement due to any of the above reasons, then Seller shall pay the full cost of such analyses,

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borings, and studies.  In the event Purchaser closes the purchase of the
Project hereunder, Purchaser shall pay the full cost of such analyses, borings, and studies.

   (d) The results of the review pursuant to paragraph fourteen (14) must be satisfactory to Purchaser.

   (e) This Agreement must be approved by Purchaser's Board of Directors and all Members of Seller.

   (f) In the event any of the foregoing conditions shall not be fulfilled or waived, this Agreement shall terminate and the Earnest Money Deposit shall be returned to Purchaser.


   22. Default: Remedy. In the event that either party fails to perform such party's obligations hereunder (except as excused by the other party's default), the party claiming default will make a written demand for performance.

     If Seller fails to comply with such written demand within ten (10) days after receipt thereof, the Purchaser will have the option to: (i) waive such default; (ii) terminate this Agreement and receive a full refund of the Earnest Money Deposit; (iii) seek specific performance; and/or (iv) seek damages.


     If the Purchaser fails to comply with such written demand within ten
(10) days after receipt thereof, the Seller will have the option to waive such default or to terminate this Agreement; and on such termination, the Seller will be entitled to retain the Earnest Money Deposit as liquidated damages arising from such default. The parties agree that the amount of actual damages which the Seller would suffer as a result of the Purchaser's default would be difficult to determine and have agreed, after specific negotiation relating hereto, that the amount of the Earnest Money Deposit is a reasonable estimate of the Seller's damages and is a fixed amount of liquidated damages in lieu of other remedies available to the Seller and does not constitute a penalty.

     23. Attorney's Fees. In the event any dispute hereunder results in litigation filed by either party against the other, the party in whose favor the final judgment is rendered shall be entitled to recover its reasonable litigation expenses and attorneys' fees. The rights and obligations contained in this Section shall survive the Closing and/or termination of this Agreement.


     24. Entire Agreement. This document contains the entire agreement of the Purchaser and Seller relating to the sale of the Project, superseding all prior agreements whether oral or written. There are no agreements, understandings, warranties or representations between Purchaser and Seller except as set forth herein.

     25. Amendment. No provision of this Agreement can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.


     26. Notices. Any notices or communication required or permitted under this Agreement shall be deemed to have been received when delivered personally, or on the third (3rd) business day after the same is sent by certified mail, postage prepaid, addressed to the parties as follows:

     Seller: Robert A. Brooks
             260 North Rock Road, #260
             Wichita, Kansas 67207

   Purchaser:Sterling House Corporation
             Attn: Steven L. Vick
             453 South Webb Road, Suite 500
             Wichita, Kansas 67207


     27. Survival of Representations and Warranties. All representations and warranties of Seller and Purchaser in this Agreement will survive date of Closing and continue in full force and effect thereafter for a period of two years.


     28. Parties Bound. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and assigns.


     29. Assignment. Purchaser may assign its rights hereunder upon notice to Seller.


     30. Governing Law. The substantive laws of the State of Kansas and the United States of America will govern the validity, construction, and enforcement of this Agreement.


     31. Severability. If any clause or provision of this Agreement is invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible to be valid and enforceable.


     32. Time is of the Essence. Purchaser and Seller hereby expressly agree that time is of the essence with respect to the performance of each and every obligation required hereunder.


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     33. Seller Shall Furnish Documents.  Seller agrees to furnish
Purchaser with any documents pertaining to environmental conditions on the subject property, including but not limited to soil or water contamination or the presence of asbestos.


                                    "SELLER

                                    COLORADO SPRINGS ASSISTED LIVING, L.L.C., a Kansas Limited Liability Company

                                    BY ALL ITS MEMBERS:

                                    /s/ Robert A. Brooks              7/14/97
                                    (Name)                            Date



                                   (Name)                            Date



                                    (Name)                            Date



                                    (Name)                            Date



                                    (Name)                            Date


                                    "PURCHASER"


                                    STERLING HOUSE CORPORATION


                                    BY:

                                    /s/ Steven Vick                   7/14/97
                                    (Name) Steven Vick                Date
                                    (Title) President